EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated September 12, 2003 accompanying the consolidated financial statements of International Microcomputer Software, Inc. and subsidiaries appearing in the 2003 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-KSB for the year ended June 30, 2003 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.




/s/ Grant Thornton LLP
Grant Thornton LLP
San Francisco, CA
March 19, 2004



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